UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PUSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: July 16, 2007
DIAMONDHEAD CASINO CORPORATION
DELAWARE
COMMISSION FILE NUMBER: 0-17529
IRS EMPLOYER IDENTIFICATION NO. 59-2935476
1301 Seminole Boulevard, Suite 142
Largo, Florida 33770
(727) 674-0055
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a- 12 under the Securities Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14e-4(c) under the Exchange Act.

ITEM 8.01. OTHER EVENTS
SIGNATURE

ITEM 8.01. OTHER EVENTS
On July 16, 2007, the Company issued the following public press release announcing its Annual Meeting and providing an updated status report.
Largo, Florida (July 16, 2007) — Diamondhead Casino Corporation (OTCBB: DHCC) (the “Company”) announced that it intends to hold an Annual Meeting of Shareholders on Monday, October 1, 2007. The time and place of the meeting will be announced at a later date. The Company owns, through Mississippi Gaming Corporation, a wholly-owned subsidiary of the Company, approximately 404 acres of land in Diamondhead, Mississippi. The property is debt-free and lien-free. The property fronts Interstate 10 for approximately two miles and the Bay of St. Louis, which empties into the Gulf of Mexico, for approximately two miles. The Company intends, in conjunction with one or more partners, to develop a land-based casino resort, condominiums, and other amenities on the property.
The Company issued its last status report on February 28, 2007. The Company reported at that time that it was moving forward with discussions with potential partners, ground lessees, investment banking firms and potential purchasers of all or part of the property. Since then, the Company has carefully considered and rejected certain proposals received as not being in the best interest of the shareholders. The Company is currently in discussions or negotiations with the foregoing and is in receipt of written offers from viable sources to purchase all or part of the Diamondhead property. The Board has also rejected, as not being in the best interests of the shareholders, a $100 million offer to purchase the entire 404 acre property. However, the Board has made it clear that the Company was not adverse to a tender offer, in which an acceptable purchase price for the entire property would be paid directly to the shareholders in return for tendering their stock.
The Company also reported that it has entered into a non-binding Letter of Intent with a viable entity for the purchase of approximately five acres of land with an option to purchase an additional five acres of land on the west side of the property at a purchase price of $750,000 per acre. The land purchased would be strictly limited to use for non-gaming purposes only and strict conditions would apply to any later sale or lease of the land. There is no standstill provision contained in this Letter of Intent which could interfere with the sale of the entire property. There can be no assurance that this sale will be consummated. However, this sale, if consummated, would put the Company on firm financial footing.
Deborah A. Vitale, President and Chairman of the Board of the Company, commenting on the status report stated: “The Board of Directors is focused on maximizing shareholder value. The proposals received by the Company and the caliber of the parties who have expressed interest in the property underscore the fact that we are dealing with an extremely valuable asset. However, since we are a single asset entity, we simply cannot afford to make the wrong deal or one that does not translate into real shareholder value. We have a strategically located tract of land on an Interstate highway zoned for casino development, no debt, no liens, no litigation, and sufficient cash to get through the next year. When the right opportunity arises, we will take it. In the meantime, we will continue to keep our shareholders informed of any material developments.”

The development of the Diamondhead project is subject to risks and uncertainties which include, but are not limited to, those relating to permitting, financing, and the actions of federal, state, or local governments and agencies. The Company may be affected by some or all of these factors and other risks and uncertainties, many of which are beyond the Company’s control. Except for historical statements contained herein, the statements made in this release constitute forward-looking statements that involve risks and uncertainties.
For further information, contact:
Gregory Harrison, Vice-President
Diamondhead Casino Corporation
(301) 948-7354
(301) 775-3602

SIGNATURE
Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMONDHEAD CASINO CORPORATION
By:	/s/ Deborah A. Vitale
Deborah A. Vitale
President and Chairman of the Board

Dated: July 17, 2007